As filed with the Securities and Exchange Commission on December __, 1996
                                                    Registration  Number 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     SEILER POLLUTION CONTROL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                                    22-2448906
          (State or other                             (I.R.S. Employer
           jurisdiction                            Identification Number)
         of incorporation
         or organization)


                        555 Metro Place North, Suite 100
                               Dublin, Ohio 43017
                            Telephone (614) 791-3272
          (Address of principal executive offices and telephone number)

                     Seiler Pollution Control Systems, Inc.
                      1993 Non-Statutory Stock Option Plan
                              (Full Title of Plan)




                  Alan B. Sarko                            Copy to:
                 Vice President                     Stuart J. Gordon, Esq.
     Seiler Pollution Control Systems, Inc.         Laurence S. Lese, Esq.
        555 Metro Place North, Suite 100        Metzger, Hollis, Gordon & Alprin
               Dublin, Ohio 43017                     1275 K Street, N.W.
            Telephone (614) 791-3272                      Suite 1000
(Name, address and telephone number of agent         Washington, DC 20005
for service.)                                      Telephone (202) 842-1600


--------------------------------------------------------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================================================================
Title of securities to          Amount to be               Proposed                  Proposed                 Amount of
      be registered              registered                 maximum                   maximum               registration
                                                           offering                  aggregate                  fee
                                                        price per share           offering price1
--------------------------------------------------------------------------------------------------------------------------------
Common Stock                  1,000,000 shares                N/A                   $3,000,000                  $909
$.0001 par value
--------------------------------------------------------------------------------------------------------------------------------

1 Estimated solely for the purpose of calculating the registration fee and calculated in accordance with the Rule 457(h)(1) on the basis of the average of the bid and asked price of $3.00 reported on NASDAQ on December 17, 1996
(within 5 business days of the date of filing the registration statement).


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

The following documents are incorporated by reference in the registration statement:

         (a) The registrant's annual report on Form 10-K for the year ended March 31, 1996.
         (b) All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.
         (c) The registrant's Form 8-A, dated October 13, 1993, which registered registrant's common stock under Section 12(g) of the Securities Exchange Act of 1934.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Names Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware authorizes indemnification of directors, officers and employees of Delaware corporations.
Article IX of the registrant's Articles of Incorporation provides that the Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Additionally, Article "Twelfth" of the registrant's certificate of incorporation (as amended in October 1994) provides that "No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit."

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

                   Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, State of Ohio, on December 12, 1996.

                                    Seiler Pollution Control Systems, Inc.

                                    By:/s/ Alan B. Sarko
                                       --------------------------------
                                          Alan B. Sarko, Vice President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




      Signature                                  Title                                 Date
      ---------                                  -----                                 ----


/s/ Werner Heim                            Chairman of the Board,                December 12, 1996
-----------------------------              Chief Executive Officer and
       Werner Heim                                President





/s/ Alan B. Sarko                        Vice President, Treasurer,              December 12, 1996
------------------------------           Secretary, Chief Financial
      Alan B. Sarko                       Officer, Chief Accounting
                                            Officer, and Director





/s/ Niklaus Seiler                                Director                       December 12, 1996
-------------------------------
      Niklaus Seiler



                                  EXHIBIT INDEX


                                                     Page Number in
                                                       Sequential
    No.                 Description                 Numbering System
    ---                 -----------                 ----------------

     5        Opinion of Metzger, Hollis,
              Gordon & Alprin regarding
              the legality of the shares of
              common stock being
              registered (filed herewith)

   23.1       Consent of Schneider
              Downs & Co., Inc.,
              Certified Public Accountants
              (filed herewith)

   23.2       Consent of Bederson &
              Company LLP, Certified
              Public Accountants (filed
              herewith)

   23.3       Consent of Metzger, Hollis,
              Gordon & Alprin (contained
              in their opinion filed as
              Exhibit 5)